Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

AN2 Therapeutics, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	2022 Equity Incentive Plan (Common stock, $0.00001 par value per share)	457(h)	4,423,920(2)	15.00(5)	$66,358,800	.0000927	$6,151.46

Equity	2022 Employee Stock Purchase Plan (Common stock, $0.00001 par value per share)	457(h)	187,000(3)	12.75(6)	$2,384,250	.0000927	$221.02

Equity	2017 Equity Incentive Plan (Common stock, $0.00001 par value per share)	457(h)	1,637,488(4)	6.09(7)	$9,972,301.92	.0000927	$924.43

Total Offering Amounts					$78,715,351.92		$7,296.91

Total Fee Offsets							N/A

Net Fee Due							$7,296.91

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2022 Equity Incentive Plan (the “2022 Plan”), the Registrant’s 2022 Employee Stock Purchase Plan (the “2022 ESPP”) and the Registrant’s 2017 Equity Incentive Plan, as amended (the “2017 Plan”), by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Represents 1,870,000 shares of the Registrant’s common stock reserved for future issuance pursuant to stock options, restricted stock unit awards and other awards under the 2022 Plan, plus up to a maximum of 2,553,920 shares of the Registrant’s common stock that are subject to awards outstanding under the 2017 Plan that are forfeited, terminate, expire or are otherwise not issued. The number of shares reserved for issuance under the 2022 Plan will automatically increase on January 1 each year, starting on January 1, 2023, and continuing through January 1, 2032, by the lesser of (a) 4% of the total number of shares of the Registrant’s common stock outstanding on December 31 of the immediately preceding calendar year and (b) a number of shares determined by the Registrant’s board of directors.

(3)

Represents 187,000 shares of the Registrant’s common stock reserved for future issuance under the 2022 ESPP. The number of shares reserved for issuance under the 2022 ESPP will automatically increase on January 1 of each year, starting on January 1, 2023 and continuing through January 1, 2032, by the lesser of (a) 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year, (b) 561,000 shares of common stock and (c) a number of shares determined by the Registrant’s board of directors.

(4)

Represents shares of the Registrant’s common stock issuable upon exercise of stock options outstanding under the 2017 Plan as of the date of this Registration Statement. The 2017 Plan has been terminated and no further options grants or other awards shall be made under the 2017 Plan and no further grants will be made under the 2017 Plan. To the extent outstanding awards granted under the 2017 Plan are cancelled, forfeited or held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by the Registrant prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the shares of common stock reserved for issuance pursuant to such awards will become available for issuance as shares of common stock under the 2022 Plan, subject to the maximum limit set forth in the 2022 Plan.

(5)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the initial public offering price of $15.00 per share of common stock as set forth in the prospectus dated March 24, 2022, relating to the Registrant’s Registration Statements on Form S-1, as amended (File Nos. 333-263295 and 333-263840).

(6)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the initial public offering price of $15.00 per share of common stock as set forth in the prospectus dated March 24, 2022, relating to the Registrant’s Registration Statements on Form S-1, as amended (File Nos. 333-263295 and 333-263840), multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2022 ESPP.

(7)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price per share (rounded to the nearest cent) for outstanding options granted pursuant to the 2017 Plan.